SouthPeak Interactive Corporation Reports Fiscal 2010 Third Quarter Financial Results

SouthPeak Achieves Break Even and Operating Income of $0.6 Million

MIDLOTHIAN, Va.—(BUSINESS WIRE)— SouthPeak Interactive Corporation (OTC Bulletin Board: SOPK), one of the world’s leading video game publishers, today announced financial results for the fiscal 2010 third quarter ended March 31, 2010.

Third Quarter Fiscal 2010 Financial Highlights

•
Net revenues of $7.5 million, compared with $13.5 million in the comparable fiscal 2009 period; Net revenues for the nine months ended March 31, 2010 were $34.0 million, compared with $39.0 in the same period in fiscal 2009;

•	Resolved litigation with CDV Software Entertainment A.G., resulting in the reversal of a $3.2 million reserve that was established and expensed in the second quarter of fiscal 2010;

•	Selling, general and administrative expenses decreased 31% to $4.0 million, compared with $5.8 million in the third quarter of fiscal 2009;

•	Net income improved to $192,000, or $0.00 per diluted share, compared with a net loss of ($692,000), or ($0.02) per diluted share in the comparable fiscal 2009 period;

•	Adjusted EBITDA[1] was $1.2 million, compared with an adjusted EBITDA loss of ($247,000) in the prior fiscal year period.

Third Quarter Fiscal 2010 and Recent Business Highlights

•
Secured strategic partnership agreement with Koch Media’s Deep Silver as a minority shareholder in SouthPeak and shipped first three titles under exclusive distribution license with Deep Silver’s games in North America;

•	Resolved litigation with CDV and distribution dispute with Pardox Interactive AB;

•	Acquired rights to publish Stronghold 3, Firefly Studio’s franchise that has sold over 5 million units, via retail channels and digital distribution;

•	In April, achieved record sales from My Baby franchise with over 1 million units sold in the United States and Canada;

•	Commenced marketing campaign and established launch date for Two Worlds II;

•
Released seven titles: Blood Bowl® (Windows PC and Xbox 360®), Crime Scene (Nintendo DS), Hotel Giant 2 (Windows PC); Risen (Xbox 360); Prison Break (PS3™, Xbox 360 and Windows PC); DJ Star (Nintendo DS); and Miniclip Sushi Go Round (Wii and Nintendo DS);

•	Introduced new titles since March: Dementium™ II (Nintendo DS); 3D Dot Game Heroes (PS3™); and Blood Bowl (PSP®);

•
Upcoming product releases include: Two Worlds II™ (Xbox 360®, PS3 and Windows PC), Miniclip™ Sushi Go Round (iPhone™); Secret Flirts (Wii and Nintendo DS); Spectral Force Genesis (Wii and Nintendo DS); Hospital Giant (Wii and Nintendo DS); Moto Racer (Nintendo DS); Cookie Shop (Nintendo DS); and, TNA iMPACT! Cross the Line (Nintendo DS, PSP and PSPgo).

“In conjunction with our previously announced strategy, we limited the number of titles released for the third quarter to better align our activities with the current retail environment and broader gaming industry,” said Melanie Mroz, CEO of SouthPeak. “While this impacted our sales, we believe this conservative strategy will enable us to more effectively compete among the current market conditions while continuing to maintain tight control of our expenses. We continued to reduce our operating expenses and have maintained a tight rein on our costs, and are delighted to have achieved break-even for the period.

“In recent months, we have accomplished a great deal. The success of our My Baby franchise continues to attract users and in April we reached record sales exceeding one million units. Our overall catalogue sales remain strong, which speaks to our growing brand appeal and our extensive portfolio of over 60 interactive games. We continue to add to this base by introducing new games and exciting sequels that provide a solid built-in customer base and attract new users. Most recently, we significantly strengthened our already robust line-up with our asset acquisition agreement for FireFly’s Stronghold 3, a franchise that has sold more than five million copies globally. As one of the most respected games in its genre, we expect the introduction of this sequel will bolster our sales through both retail and digital offerings. There remains a significant unrealized opportunity for our catalogue and new games among digital channels, and we are increasing our focus on building our portfolio in this arena to better capitalize on the digital opportunity.”

Terry Phillips, Chairman of SouthPeak, added, “Review scores for our much anticipated sequel Dementium II and 3D Dot Game Heroes have been outstanding and we expect both these games will be among our top contributors in the coming quarters. Initial traction with our titles released during the March quarter has been positive and we are especially encouraged by the enthusiastic reception 3D Dot Game Heroes has received thus far in the U.K.

“We have a terrific pipeline of games and are building excellent relationships with our partners, which gain us access to new titles while keeping in line with our strategy to minimize upfront development expense. We are particularly excited about the new titles released under our agreement with our strategic partner and minority stakeholder Koch Media. During the quarter we introduced three popular titles under this agreement: Risen, Prison Break and DJ Star. Each of these titles has gotten off to a strong start, and we look forward to expanding our relationship with Koch. As the exclusive publishing partner of Koch’s Deep Silver games in North America, we expect to release new titles under this arrangement in future periods. Strategic agreements such as this and our recent acquisition of the rights to develop Stronghold 3, significantly enhance our overall brand and help us to further align with our goals to maximize profit while maintaining a low cost structure,” Mr. Phillips concluded.

Third Quarter Fiscal 2010 Financial Summary

For the third quarter ended March 31, 2010, SouthPeak reported net revenues of $7.5 million, compared with $13.5 million for the third quarter ended March 31, 2009. The decrease in revenues was primarily due to a decrease in the number of titles released and fewer units sold for next generation platforms Xbox 360 and PS3, which sell at a higher MSRP compared with Nintendo DS and Wii.

For the three months ended March 31, 2010 gross profit decreased to $413,000, or 6% of revenues, from $5.3 million, or 39% of revenues, for the same period in 2009. The decrease in gross profit was due primarily to an increase in revenue contribution from Koch Media titles, which carry lower gross margins than traditional titles, as well as a decline in units sold for next generation platforms, which have a higher MSRP, in the three months ended March 31, 2010 versus the prior period.

Total operating expenses for the third quarter of fiscal 2010 resulted in an income of $173,000, compared with total operating expenses of $5.9 million for the third quarter of fiscal 2009. The significant decrease in operating expenses for the fiscal 2010 period was due primarily to a $3.2 million gain on the extinguishment of accrued litigation costs associated with the resolution of SouthPeak’s legal proceedings with CDV Software Entertainment A.G. The decrease in total operating expense for the fiscal 2010 third quarter was also due to a 69% reduction in sales and marketing expense to $1.0 million and a 38% reduction in warehousing and distribution expense, due to fewer units shipped and lower direct spending as a result of releasing fewer titles, respectively, compared with the fiscal 2009 period.

Net income for the third quarter of fiscal 2010 was $192,000, or $0.00 per diluted share based on 53.3 million weighted average shares outstanding, compared with a net loss of ($692,000), or ($0.04) per share, based on 35.9 million weighted average shares outstanding in the third quarter of fiscal 2009.

Adjusted EBITDA for the third quarter of fiscal 2010 was $1.2 million, compared with an adjusted EBITDA loss of ($247,000) in the prior fiscal year period.

The quarterly report for the period ended March 31, 2010 assumes the company will continue as a going concern. SouthPeak is currently in the process of expeditiously resolving its contingencies for amounts significantly less than currently accrued for in order to reduce aggregate liabilities its balance sheet on payments terms manageable by the Company. In addition SouthPeak is actively controlling its cost structure to better align with its revenue stream. While the Company is committed to pursuing these options and others to address its viability as a going concern, there can be no assurance that these plans will be successfully completed; and therefore, there is uncertainty about the Company’s ability to realize its assets or satisfy its liabilities in the normal course of business.

Conference Call

SouthPeak will hold an investment community conference call to discuss its financial results for the period, its latest game sales and prospects today, Monday, May 17, 2010, at 5:00 p.m. Eastern time.

To participate in the conference call, please dial (877) 407-8033 in the United States, or (201) 689-8033 internationally. Investors may also access a live audio webcast of the conference call on the events page of the Company’s investor relations website at http://investor.southpeakgames.com/southpeakgames/events.asp.

A replay of the webcast will be available approximately two hours after the conclusion of the live call and will remain available for one year following the live event. An audio replay will be available beginning approximately one hour after the conclusion of the call and will be made available until May 31, 2010. The audio replay can be accessed by dialing (877) 660-6853 or (201) 612-7415. When prompted, enter account number: 286 followed by access ID number 350257.

Use of Non-GAAP Financial Information

To supplement SouthPeak's consolidated condensed financial statements presented on a GAAP basis, SouthPeak also presents certain non-GAAP measures including adjusted EBITDA information in this press release. The company presents the following non-GAAP measures of results: operating income and earnings per share. Each is adjusted to exclude special items.

The company's management believes these non-GAAP measures provide investors, potential investors, securities analysts and others with useful information to evaluate the performance of the business, because they exclude losses that management believes are not indicative of the ongoing operating results of the business. In addition, these non-GAAP measures are used by management to evaluate the operating performance of the company. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income or earnings per share as determined in accordance with GAAP.

The Company uses adjusted EBITDA as a measure of the Company's operating trends. Adjusted EBITDA is a non-GAAP measurement that the Company uses as a metric to provide information about SouthPeak’s operating trends. SouthPeak defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization.

	Third Quarter		Year-to-date
	2010	2009	2010	2009
Net Income	$192,140	$(691,841)	$(1,763,145)	$(1,077,049)
Depr & Amort	70,219	128,604	200,191	286,380

Amort intellectual property	95,893	1,660	315,103	113,158
Income taxes	-	-	-	(56,220)
Interest	393,404	125,281	1,201,578	284,213
EBITDA	$751,656	$(436,296)	$(46,273)	$(449,518)
Restructuring costs	-	67,631	-	628,437

Transaction costs in P&L	-	3,671	-	32,346
Noncash stock compensation	191,405	109,340	655,825	451,844

Registration statement penalty	-	86,511	-	196,511

Bad debt expense	11,957	(77,431)	(23,364)	461,191
Value of securities exchanged in conjunction with GameCock Purchase	245,000	-	245,000	-
Impairments:
Advance royalty impairment	-	-	36,000	-
Adjusted EBITDA	$1,200,018	$(246,574)	$867,188	$1,320,811

About SouthPeak Interactive Corporation

SouthPeak Interactive Corporation develops and publishes interactive entertainment software for all current hardware platforms including: PlayStation®3 computer entertainment system, PSP® (PlayStation®Portable) system, PlayStation®2 computer entertainment system, PSP®go system, Xbox 360® videogame and entertainment system, Wii™, Nintendo DS™, Nintendo DSi™ and PC. SouthPeak’s games cover all major genres including action/adventure, role playing, racing, puzzle strategy, fighting and combat. SouthPeak’s products are sold in retail outlets in North America, Europe, Australia and Asia. SouthPeak is headquartered in Midlothian, Virginia, and has offices in Grapevine, Texas and Leicester, England.

SouthPeak’s extensive portfolio of over 60 interactive entertainment games spans a variety of platforms and genres including RPG, simulation, FPS, sports, strategy, puzzle and fighting.

For additional information, please visit SouthPeak’s corporate website: www.southpeakgames.com.

If you would like to be added to SouthPeak’s email list to receive news directly, please send your request to southpeak@tpg-ir.com.

Forward-Looking Statements

This release contains “forward-looking” statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. These are statements that are predictive in nature, that depend upon or refer to future events or conditions, or that include words such as “may,” “will,” “expects,” “projects,” “anticipates,” “estimates,” “believes,” “intends,” “plans,” “should,” “seeks,” and similar expressions. This press release contains forward-looking statements relating to, among other things, SouthPeak’s expectations and assumptions concerning future financial performance. Forward-looking statements involve known and unknown risks and uncertainties that may cause actual future results to differ materially from those projected or contemplated in the forward-looking statements. Forward-looking statements may be significantly impacted by certain risks and uncertainties described in SouthPeak’s filings with the Securities and Exchange Commission.

The risks and uncertainties referred to above include, but are not limited to, risks associated with SouthPeak’s potential inability to compete with larger businesses in its industry, the limitations of SouthPeak’s business model, SouthPeak’s potential inability to anticipate and adapt to changing technology, the possibility that SouthPeak may not be able to enter into publishing arrangements with some developers, SouthPeak’s dependence on vendors to meet its commitments to suppliers, SouthPeak’s dependence on hardware manufactures to publish new videogames, SouthPeak’s potential inability to recuperate the up-front license fees paid to console manufacturers, SouthPeak’s dependence on a limited number of customers, SouthPeak’s potential dependence on the success of a few videogames, SouthPeak’s dependence on developers to deliver their videogames on time, the potential of litigation, interference with SouthPeak’s business from the adoption of governmental regulations; and the inability to obtain additional financing to grow its business.

1 Adjusted EBITDA is a non-GAAP measurement that the Company uses as a metric to provide information about SouthPeak’s operating trends. SouthPeak defines adjusted EBITDA as earnings before interest, taxes, depreciation and amortization.

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31, 2010	June 30, 2009
Assets

Current assets:
Cash and cash equivalents	$323,418	$648,311
Restricted cash	2,400	1,245,582
Accounts receivable (net of allowance)	4,987,418	4,972,417
Inventories	2,398,887	4,459,837
Current portion of advances on royalties	7,837,993	8,435,415
Current portion of intellectual property licences	383,571	410,995
Related party receivables	62,611	33,207
Prepaid expenses and other current assets	870,664	573,145

Total current assets	16,866,962	20,778,909

Property and equipment, net	2,729,676	2,754,139
Advances on royalties, net of current portion	5,735,156	1,556,820
Intellectual property licenses, net of current portion	1,630,179	1,917,858
Goodwill	7,911,800	7,490,065
Intangible assets, net	20,358	43,810
Other assets	11,441	11,872

Total assets	$34,905,572	$34,553,473

Liabilities and Shareholders' Equity

Current liabilities:
Line of credit	$4,744,191	$5,349,953
Current maturities of mortgage payable	64,536	50,855
Accounts payable	10,958,154	19,686,168
Accrued royalties	2,892,311	414,696
Accrued expenses and other current liabilities	5,388,792	2,419,100
Accrued lawsuit liability	-	-
Deferred revenues	295,301	2,842,640
Due to shareholders	-	232,440
Due to related parties	13,200	125,045
Production advance payable	3,755,104	-
Accrued expenses - related party	220,929	184,766
Total current liabilities	28,332,518	31,305,663

Long-term debt, net of current maturities	1,557,791	1,538,956
Total liabilities	29,890,309	32,844,619

Commitments and contingencies	-	-

Shareholders' equity:

Preferred stock	-	-
Series A convertible preferred stock	5,882	4,453
Common stock	565	595
APIC	30,011,895	25,210,926
Accumulated deficit	(24,908,945)	(23,145,800)
Accumulated other comprehensive income	(94,134)	(361,320)

Total shareholders' equity	5,015,263	1,708,854
Total liabilities & shareholders' equity	$34,905,572	$34,553,473

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended
	March 31, 2010	March 31, 2009

Net revenues	34,312,441	39,213,650

Cost of goods sold:
Product costs	12,474,987	17,836,565
Royalties	9,871,028	5,015,222
Write off of acquired game title sequels	-	-
Intellectual property licenses	315,350	113,158

Total cost of goods sold	22,661,365	22,964,945

Gross profit	11,651,076	16,248,705

Operating expenses:
Warehousing and distribution	934,520	1,000,766
Sales and marketing	6,858,902	9,114,169
Gain on settlement of trade payables	(3,252,371)	-
Restructuring costs	-	628,437
Transaction costs	-	32,346
Gain on Settlement of Lawsuit	(3,249,610)	-
Litigation costs	3,075,206	-
Gain on extinguishment of contingent payment	(908,210)	-
General and admninistrative	8,754,206	6,265,823

Total operating expenses	12,212,643	17,041,541

Operating Income	(561,567)	(792,836)

Interest expense	1,201,578	284,213

Income (loss) before income taxes	(1,763,145)	(1,077,049)
Income tax expense	-	-

Net income (loss)	(1,763,145)	(1,077,049)

Deemed dividend related to beneficial conversion
feature on Series A convertible preferred stock	-	1,142,439

Net (loss) income attributable to common shareholders	(1,763,145)	(2,219,488)

SOUTHPEAK INTERACTIVE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009

Net revenues	7,538,840	13,517,073

Cost of goods sold:
Product costs	3,778,704	5,471,239
Royalties	3,251,395	2,714,042
Write off of acquired game title sequels	-	-
Intellectual property licenses	95,893	1,660

Total cost of goods sold	7,125,992	8,186,941

Gross profit	412,848	5,330,132

Operating expenses:
Warehousing and distribution	327,286	524,203
Sales and marketing	988,226	3,163,630
Gain on settlement of trade payables	4,118	-
Restructuring costs	-	67,631
Transaction costs	-	3,671
Gain on Settlement of Lawsuit	(3,249,610)	-
Litigation costs	-	-
Gain on extinguishment of contingent payment	(908,210)	-
General and admninistrative	2,665,494	2,137,557

Total operating expenses	(172,696)	5,896,692

Operating Income	585,544	(566,560)

Interest expense	393,404	125,281

Income (loss) before income taxes	192,140	(691,841)
Income tax expense

Net income (loss)	192,140	(691,841)

Deemed dividend related to beneficial conversion
feature on Series A convertible preferred stock	-	-

Net (loss) income attributable to common shareholders	192,140	(691,841)

Contacts
Investors
The Piacente Group, Inc.
Brandi Floberg or Lee Roth
212-481-2050
southpeak@tpg-ir.com

Source: SouthPeak Interactive Corporation